UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2017

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-36710	46-5223743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Shell Plaza 910 Louisiana Street Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 241-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Equity Distribution Agreement

On February 28, 2017, Shell Midstream Partners, L.P. (the “Partnership”) entered into an amended and restated Equity Distribution Agreement (the “Distribution Agreement”) by and among the Partnership, on the one hand, and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC (collectively, the “Managers” and each, a “Manager”), on the other hand. Pursuant to the terms of the Distribution Agreement, the Partnership may sell from time to time through the Managers, as the Partnership’s sales agents, the Partnership’s common units representing limited partner interests (“Common Units”). The sales, if any, of the Common Units under the Distribution Agreement will be made by means of ordinary broker transactions on the New York Stock Exchange at market prices, in block transactions, or as otherwise agreed upon by the Managers and the Partnership.

The Distribution Agreement amends and restates in its entirety that certain Equity Distribution Agreement, dated March 2, 2016, by and among the Partnership and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Morgan Stanley & Co. LLC (the “Original Agreement”), which contemplated the issuance and sale of Common Units having an aggregate gross sales price of up to $300,000,000, of which Common Units having an aggregate gross sales price of $25,500,000 were issued and sold pursuant to the Original Agreement. The Distribution Agreement adds three Managers to the Original Agreement. As of the date hereof, Common Units having an aggregate gross sales price of $274,500,000 remain authorized for issuance and sale pursuant to the terms of the Distribution Agreement.

Under the terms of the Distribution Agreement, the Partnership may also sell Common Units to one or more of the Managers as principal for such Manager’s own account at a price agreed upon at the time of sale. If the Partnership sells Common Units to one or more of the Managers as principal, the Partnership will enter into a separate agreement with such Manager and the Partnership will describe such agreement in a separate prospectus supplement or pricing supplement.

The Common Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Partnership’s shelf registration statement on Form S-3, as amended (Registration No. 333-208932), as supplemented by the Prospectus Supplement No. 2 dated February 28, 2017 relating to the sale of the Common Units (together, the “Prospectus”).

The Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Partnership and the Managers have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Partnership expects to use the net proceeds from any sale of the Common Units for general partnership purposes, which may include, among other things, repaying all or a portion of the Partnership’s indebtedness outstanding at the time and funding working capital, capital expenditures or acquisitions.

As more fully described under the caption “Plan of Distribution” in the Prospectus, from time to time, the Managers and their affiliates have provided, directly or indirectly, investment and commercial banking or financial advisory services to the Partnership and its affiliates, for which they have received customary fees and commissions, and they expect to provide these services to the Partnership and its affiliates in the future, for which they expect to receive customary fees and commissions.

The Distribution Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Distribution Agreement. They are not intended to provide any other factual information about the Partnership, Shell Midstream Partners GP, LLC, the general partner of the Partnership (the “General Partner”), or their respective subsidiaries, affiliates, businesses or equity holders. The representations, warranties and covenants contained in the Distribution Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Distribution Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Partnership, General Partner, or their respective subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

A legal opinion relating to the Common Units that remain unsold under the Distribution Agreement as of February 28, 2017 is included as Exhibit 5.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

1.1	Amended and Restated Equity Distribution Agreement, dated as of February 28, 2017, by and among Shell Midstream Partners, L.P. and the Managers named therein.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: February 28, 2017

INDEX TO EXHIBITS

Number	Description

1.1	Amended and Restated Equity Distribution Agreement, dated as of February 28, 2017, by and among Shell Midstream Partners, L.P. and the Managers named therein.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto)

5